As filed with the Securities and Exchange Commission on
                                     , 2002
                                Registration No.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C., 20549
                      -------------------------------------
                             CYBERSIA CAPITAL CORP.
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             CYBERSIA CAPITAL CORP.
                 (Name Of Small Business Issuer in its charter)

      Nevada                                                   65-1016898
(State of Jurisdiction)      (Primary Standard Industrial         (I.R.S.
                                 Classification Code          Number Employee
                                                             Identification No.)

                             Cybersia Capital Corp.
                                  10 Anson Road
                           International Plaza #10-12
                                Singapore 079903
                                 011-65-223-4008
          (Address and telephone number of principal executive offices and principal place of business)
                      -------------------------------------

                             Cybersia Capital Corp.
                        c/o Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                                 (212) 344-1600
            (Name, address and telephone number of agent for service)

      Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                        Copies of all communications to:

                              Joel Schonfeld, Esq.
                            Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                            New York, New York 10005
                       (212) 344-1600/Fax: (212) 480-0717

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                         CALCULATION OF REGISTRATION FEE


Title of Each         Amount Being   Proposed Maximum    Proposed     Amount of
Class of               Registered        Offering         Maximum   Registration
Securities                            Price per Share    Aggregate       Fee
                                                         Offering
                                                          Price (1)
--------------------------------------------------------------------------------

Common Stock             150,000     $     1.00        $  150,000     $   37.50

Common Stock held
By Selling
Shareholders             900,000     $     1.00        $  900,000     $  225.00

Total                  1,050,000                       $1,050,000     $  262.50


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to 457.

Cross Reference Sheet
Showing the Location In Prospectus of
Information Required by items of Form SB-2


 Part I     Information Required in Prospectus       Item No.


     1.     Front of Registration Statement          Front of Registration
            and Outside Front Cover of               Statement and outside
            Prospectus                               front cover of Prospectus

     2.     Inside Front and Outside Back            Inside Front Cover Page
            Cover Pages of Prospectus                of Prospectus and
                                                     Outside Front cover
                                                     Page of Prospectus

     3.     Summary Information and Risk             Prospectus Summary;
            Factors                                  High Risks Factors

     4.     Use of Proceeds                          Use of Proceeds

     5.     Determination of Offering Price          Prospectus Summary-
                                                     Determination of
                                                     Offering Price; High
                                                     Risk Factors

     6.     Dilution                                 Dilution

     7.     Selling Security Holders                 Selling Security Holders

     8.     Plan of Distribution                     Plan of Distribution

     9.     Legal Proceedings                        Legal Proceedings

    10.     Directors, executive Officers,           Management
            Promoters and Control Persons

    11.     Security Ownership of Certain            Principal Stockholders
            Beneficial Owners and Management

Part I      Information Required in Prospectus       Caption in Prospectus

     12.    Description of Securities                Description of Securities

     13.    Interest of Named Experts and            Legal Opinions; Experts
                                                     Counsel

     14.    Disclosure of Commission Position        Statement as to
            on Indemnification                       Indemnification for
                                                     Securities Act Liabilities

     15.    Organization Within Last                 Management, Certain
            Five Years                               Transactions

     16.    Description of Business                  Business


     17.    Management's Discussion and              Management's Discussion
            and Analysis or Plan of                  and Analysis
            Operation

     18.    Description of Property                  Property

     19.    Certain Relationships and Related        Not Applicable
            Transactions

     20.    Market for Common Stock and              Prospectus Summary Market
            Related Stockholder Matters              for Registrant's Common
                                                     Stock and Related
                                                     Stockholders Matters;
                                                     Shares Eligible for
                                                     Future Sale.

     21.    Executive Compensation                   Executive Compensation

     22.    Financial Statements                     Financials Statements

     23.    Changes in and Disagreements             Not Applicable
            with Accountants on Accounting
            and Financial Disclosure

                     OFFERING 150,000 SHARES OF COMMON STOCK

                             CYBERSIA CAPITAL CORP.

           Cybersia Capital Corp., a Nevada Corporation ("Cybersia " "we" or "us") is offering up to 150,000 shares of common stock. Prior to this offering, there has been no public market for our securities, and there can be no assurance that such a market will develop or be sustained.

           This offering also relates to 900,000 shares being offered by selling security holders.

           WE URGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE____ ALONG WITH THIS PROSPECTUS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                 Per Share            Total Offering (1)

Initial Public
offering price                    $1.00                   $150,000

Underwriting
discounts                           $ 0                        $ 0

Proceeds                          $1.00                   $150,000

           (1)  These shares are being offered by management of Cybersia.



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Cybersia Capital Corp.

Cybersia is a development stage company involved in genealogy and family research with a focus on people of Chinese heritage. The company offers online subscriptions to genealogical databases, intends to and offer genealogical software, publications, and online sales of related products and services. Cybersia intends to market these services to persons with Chinese genealogical roots, academics, historians, and others who may be interested in researching Chinese genealogical roots.

The company is in the process of finalizing product development and anticipates that products will begin to become available for sale during May 2002.

           The principal offices of Cybersia are located at 10 Anson Road, International Plaza #10-12, Singapore 079903. Our phone number is
011-65-6223-4008.

The Offering

Securities Offered........................    150,000 shares of common stock.

Shares of common stock
Outstanding before offering...............    14,034,000

Shares of common stock
Outstanding after the offering............    14,184,000


Risk Factors

           The securities offered hereby are highly speculative and involve a high degree of risk. Carefully review and consider the factors set forth under "Risk Factors" as well as all other information contained herein.

Use of Proceeds

           The net proceeds from this offering, estimated to be approximately $150,000 will be applied towards product development, marketing and working capital.

TABLE OF CONTENTS
                                                                      PAGE

Prospectus Summary

Selected Financial Data

Risks Factors

Use of Proceeds

Capitalization

Dilution

Management's Discussion and
Analysis of Financial Condition

Business

Management

Principal Shareholders

Description of Securities

Shares Eligible for Future Sale

Selling Security Holders

Legal Matters

Experts

Index to Financial Statements

                                  RISK FACTORS

We have limited operating history; we anticipate future losses.

           Cybersia was incorporated on October 25, 1997 pursuant to the laws of the State of Nevada under the name Business Advantage No. 3, Inc. On March 26, 2002, Business Advantage No. 3, Inc. merged with Chineseroots.com, a Cayman Islands corporation, with Business Advantage as the surviving entity. The name was changed to Cybersia Capital Corp. on March 26, 2002.

           Cybersia has generated limited revenues since its incorporation, having devoted its efforts to various organizational activities including the merger and development of its genealogical database.

           As of December 31, 2001 Cybersia had accumulated net losses of $3,015,701, and we anticipate incurring net losses for the foreseeable future. The extent of these losses will depend in part on our ability to enter into contracts and successfully market our services and products. We expect operating expenses to increase in the areas of marketing and advertising and as a result, we will specifically need to offer services at competitive prices if profitability is to be achieved.

Resale of shares purchased in this offering may be difficult; the offered price of our shares has been arbitrarily determined.

           Prior to this offering, there has been no public market for our common stock or other securities. The initial price of the public offering of our common stock has been arbitrarily determined by Cybersia and is not necessarily related to our assets, book value, results of operations, or any other established criteria of value. Among the factors considered are lack of operating history of Cybersia, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements, and the current market conditions in the over-the-counter market. There can be no assurance that an active trading market for our common stock will develop, or be sustained if developed following the closing of the offering.


A large portion of our outstanding common stock is eligible for future sale; the sudden sale of such securities could cause the trading price to drop.

           Upon completion of this offering, Cybersia will have outstanding 14,184,000, shares of common stock. Of the 14,184,000 issued and outstanding shares of common stock, approximately 14,034,000 shares may be deemed "restricted shares." The restricted shares were issued by Cybersia in private transactions in reliance upon one or more exemptions contained in the Securities Act of 1933. Restricted securities may, in the future, be sold in compliance with Rule 144 under the Securities Act of 1933, as amended. Of the 14,034,000 restricted shares, 4,000,000 may be currently eligible for resale. 900,000 shares of restricted stock are being registered in this registration statement by selling shareholders.

           Rule 144 provides that a person who has held restricted securities for a period of one year may sell in brokerage transactions an amount equal to 1% of our outstanding common stock every three months. A person who is a "non-affiliate" of Cybersia and who has held restricted securities for over two years is not subject to the aforesaid volume limitations as long as the other conditions of the rule are met. Possible or actual sales of common stock by certain of the present stockholders under Rule 144 may, in the future, have a depressive effect on the price of the common stock in any market which may develop for such shares. Such shares would be eligible for sale within one year under Rule 144, subject to certain volume restrictions and other conditions imposed thereby commencing in October 1998.

           The independent auditors have prepared our financial statements on a going concern basis on the assumption that we will receive additional financial support. Our failure to raise additional funds could result in our failure to continue our operations.


Our management will have broad discretion to allocate offering proceeds.

           Although Cybersia has generally provided for the use of the proceeds from this offering, as of the date of this prospectus, we cannot specify with certainty the amount of the net proceeds of the offering which will be allocated for each purpose. Accordingly, Cybersia's management will have broad discretion in the application of the net proceeds. Holders of Cybersia' securities may not agree with the allocation of the proceeds of this offering.

We will need, but may be unable to obtain, additional financing.

           We anticipate that if this entire offering is sold we will have sufficient capital to meet our needs for working capital and capital expenditures for approximately 4 months. After 4 months we will need to raise additional funds through a private or public offering of securities for product development, general corporate purposes and/or marketing. If additional funds are raised through the issuance of equity or debt securities, the new holders may have preferences or privileges senior to those of the rights of Cybersia's securities. There can be no assurance that additional capital will be available or available on acceptable terms. Cybersia may not be able to fund its future operations, adequately promote its procedures, develop or enhance services or respond to competitive pressures. Any such inability could force us to temporarily suspend or decrease operations.


                                 USE OF PROCEEDS

           The net proceeds that it will receive from the sale of this offering are estimated to be approximately $150,000.


We intend to apply these net proceeds as follows:

                                     OFFERING PROCEEDS       PERCENT OF
                                                         PROCEEDS OFFERING

Marketing                                $ 20,000                 13%

Product Development                      $ 30,000                 20%

Working capital                          $100,000                 67%
                                         --------           --------

Total                                    $150,000                100%
                                         --------           --------


                                 CAPITALIZATION

           The following tables sets forth the capitalization at December 31, 2001 on an actual basis and as adjusted to give effect to the sale of 150,000 shares of common stock at an initial public offering price of $1.00 per share and receipt of the net proceeds. This table should be read in conjunction with the financial statements and related notes included elsewhere in this prospectus.

                                               ACTUAL             PLUS:
                               MINIMUM
                                                                 Offering
                             (UNAUDITED)     NET PROCEEDS      AS ADJUSTED
                             ---------------------------------------------
Total debt                        0                 0                 0
                             ---------------------------------------------

Common stock                  1,000                15             1,150

Paid-in capital           3,018,669           149,850         3,168,519

Accumulated deficit      (3,168,216)            --           (3,168,216)

DILUTION

           As of December 31, 2001, Cybersia had a net tangible book value of $20,445 or approximately $.001 per share of common stock. Net tangible book value per share is equal to Cybersia's tangible assets less its total liabilities, divided by the number of shares of common stock outstanding on such date. After giving effect to the sale of 150,000 shares of common stock and the receipt of the estimated nets proceeds after the deduction of fees, the proforma net tangible book value as of December 31, 2001, would be $170,448.

           This represents an immediate increase in net tangible book value of $.015 per common share to the existing shareholders, and an immediate dilution of $.999 per share of common stock to the new investors.

           The following illustrates the per share dilution:

Assumed initial offering price is $1.00
Net tangible book value per share in the offering .....................  $ 1.00
Adjusted net tangible book value ......................................  $ .001
Dilution per share to new investors after offering ....................  $(.999)
Dilution as a percentage of offering price after offering .............    99.9%


           The following table sets forth on a proforma basis as of December 31, 2001, including the offering.


                    SHARES PURCHASED   % TOTAL                      % AVERAGE   PER
                    NUMBER             CONSIDERATION     AMOUNT       PRICE    SHARE

----------------- ------------------- -------------- ------------ ----------- ---------
Existing
Shareholders(1)        14,034,000          98.9%         $2,750       1.8%       $0
----------------- ------------------- -------------- ------------ ----------- ---------

----------------- ------------------- -------------- ------------ ----------- ---------
New Investors
maximum offering          150,000           1.1%        $150,000     98.2%     $1.00
----------------- ------------------- -------------- ------------ ----------- ---------

----------------- ------------------- -------------- ------------ ----------- ---------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                             OF FINANCIAL CONDITION

           The following discussion and analysis provides information that we believe is relevant to an assessment and understanding of our results of operations and financial condition for the year ended December 31, 2001. The following discussion should be read in conjunction with the Financial Statements and related Notes appearing elsewhere in this prospectus.

OVERVIEW

           Cybersia is a company formed to engage in the business of Chinese genealogy. Genealogy is the study of family histories. Cybersia intends to initially focus on Chinese genealogy.

           On March 26, 2002, Chineseroots.com, Inc. was merged into Business Advantage No. 3, Inc. Simultaneous with the merger, the surviving entity changed its name to Cybersia Capital Corp.

           Since incorporating, we have devoted substantially all of our resources to raising our initial capitalization, negotiating the merger, negotiating agreements with libraries in China for access to their genealogical records, and designing software, and developing our website, located at www. Chineseroots.com. For the year ended December 31, 2001, we had $0 in sales and expenses of $960,717. For the year ended December 31, 2001, the then-parent company of Chinesesroots.com, Inc. forgave $306,249 of debt owed to it by Chineseroots.com, Inc. In May 2000 and November 2000, we entered into agreements with Shanxi Social Science Institute Genealogy Research Centre and Shanghai Library, respectively, for the access to and conversion of their genealogy records to be used on our website. We have begun converting the records from Shanxi, while conversion of the Shanghai Library records will follow. The Shanghai Library contract expires in 2005 unless renewed, while we are currently finalizing a 5 year extension to the Shanxi contract. We expect to operate at a loss for the 12 to 15 months following the commencement of sales as we incur increasing levels of expense to support growth.

           We believe that an initial operating loss will not be indicative of future performance for the following reasons, among others:

           The receipt of the proceeds of this offering and their use to fund our anticipated growth will materially change expense levels and are expected to support substantial increases in the volume of sales.

           We anticipate rapid increases in the volume of sales, although we can not so guarantee. According a report published by Lehman Brothers, these are approximately 70 million overseas Chinese. We intend to take advantage of this large and growing demographic.

           Although we expect substantial growth in both revenues and expenses, we anticipate that increases in expenses will occur more rapidly than corresponding increases in revenues. Also, while we are committed, at least in the short term, to substantial increases in expenses, we cannot guarantee that revenues will increase correspondingly. We expect that for the next year, we will follow a strategy of establishing market share by making expenditures for marketing and infrastructure development that may exceed projected revenues.

           We believe that proceeds from this offering will sustain us for the next three to four months, after which we will need to raise additional funds.

CHINESEROOTS.COM, INC.

RESULTS OF OPERATIONS

           For the year ended December 31, 2001 and 2000, we had $0 and $176, respectively in revenues, and incurred total costs and expenses of $960,712 and $2,106,058. Expenses consisted of selling and administrative, and business development.

LIQUIDITY AND CAPITAL RESOURCES

           Since inception, we have funded our operations solely through equity capital raisings.

           We intend to continue the conversion of Chinese genealogy files from Shanghai Library and Shanxi Social Science Institute Genealogy Research Center into formats which are compatible with our website. We intend to continue the development of our website, WWW.CHINESEROOTS.COM, and to begin to offer a subscription service. Our plan is to use proceeds from this offering to also begin advertising and marketing our products and services to our target market, the overseas Chinese population.

           We believe that the offering proceeds will be sufficient to allow Cybersia to operate for 3-4 months, after which we will need to raise additional capital.


BUSINESS ADVANTAGE NO. 3, INC.

RESULTS OF OPERATIONS

           For the years ended September 30, 2001 and 2000, we had $0 and $0 in revenues, and $2,548 and $1,058 of expenses, respectively. For the quarters ended December 31, 2001 and 2000, we had $0 and $0 in revenues and $1,183 and $193 of expenses, respectively. Expenses consisted of general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

           Since inception, we have funded our operations solely through equity capital raisings.

                                    BUSINESS

GENERAL

           Cybersia was founded to provide products and services relating to Asian genealogy. Our focus to date has been on Chinese genealogy.

           Cybersia intends to combine the traditional brick and mortar business of publishing and software, with the Internet. We are using the Internet to share family history data worldwide, while providing complementary products and services. We will offer the following products and services:

     o Online subscriptions to databases of genealogical records;
     o Genealogical software, available online and via retail outlets;
     o Publication, including books and magazines;
     o Online sales of associated products and services.

           With a focus on Chinese genealogy, we launched our website, www.chineseroots.com, in 1999. We have reserved the site, www.chinesekin.com, which we intend to develop as a family connectivity site, to assist in communication between family members.

           Cybersia has contracts with some of the world's largest collectors of Chinese family records to allow us to view and extract information to create what we intend to be the largest database of Chinese genealogical information.

           Our initial target markets are overseas Chinese residing in Taiwan, Hong Kong, North America, Singapore and Australia, with the longer term market being mainland China.

THE MARKET FOR GENEALOGICAL PRODUCTS AND SERVICES

           The genealogical industry has been well established in the United States for several years, largely through the brand of Ancestry, a genealogy publishing house, and Banner Blue software, which produces genealogical software products. In the late 1990s, these companies were transformed into Myfamily.com, Inc., and Genealogy.com LLC, respectively. Both companies are genealogy-based businesses with large databases of historical family records and which sell subscription based services along with related products such as database CD-ROMs and genealogical software.

           According to a study completed by Goldman Sachs/China Internet Network Center (CNNIC), the Chinese community is the fastest growing ethnic market in the world; by 2005, Chinese will be the most popular language on the Internet. In the last 2 years, growth in Internet usage in China has averaged 200% per annum; China currently has over 20 million Internet users.

           Our initial market is the 70 million oversees Chinese living in Taiwan, Hong, North America, Singapore and Australia. The world Chinese Internet market is expected to grow over the next few years.

           Currently, there are few, if any, genealogical companies focusing on the Chinese. Cybersia believes this market segment has great potential due to the size of the world Chinese populations and historical migratory tendencies. Further, Chinese records are often difficult to trace as a result of destruction during foreign invasions, civil wars, dynastic and political changes. Cybersia expects that its database will be seen as a great resource for anyone interested in Chinese genealogy.

BUSINESS STRATEGY

           Our intent is to become the premier source for information on Chinese genealogy. We intend to market our company as a provider of a large database of Chinese genealogical information, software, and other products and services.

           We intend to:

     o Educate an interested public in the use of family history techniques through the publication of books and magazines;

     o Provide user-friendly software to assist users in keeping records of their family histories;


     o Provide users with an expanding and proprietary database of historical family records dating back to the 10th century, so users can research their roots and extract data for input into their family trees;

     o Offer a range of related services, such as the naming of offspring, Chinese numerology and feng shui-topics of interest to millions of Chinese around the world.

     o Offer information in English, Simplified Chinese and Traditional Chinese. We expect that our sources of revenue will come from:

          |X|  Database subscriptions;
          |X|  Software sales;
          |X|  Publications;
          |X|  Other sales of products and services.

           DATABASE SUBSCRIPTIONS

           Genealogy is a part of Chinese culture. Information in this field has traditionally been dominated by experts and academics. We intend to develop our database into the largest one for Chinese family records. Through agreements with some of the world's largest sources of Chinese genealogical data. We expect to begin extraction of information by April 2002; uploading the data into our digital online network.

           We will charge subscription fees to access our database. Our subscription model will consist of quarterly and annual memberships. We intend to also offer packages of specific databases on CD ROM.

           GENEALOGY SOFTWARE

           Cybersia intends to design and manufacture a genealogy software program for Chinese users in both English and Chinese languages. We are also actively seeking a strategic alliance with an English language genealogy software manufacturer. To date, we have not formed any such alliance.

           GENEALOGY PUBLICATIONS

           Cybersia has recently completed its first proposed publication, "A Beginners' Guide to Chinese Genealogy." This book will be offered in English, and Chinese and production of the book has begun. We expect to offer this publication for sale in the coming months.

           We intend to produce a range of publications focusing on Chinese genealogy. These publications will cover:

     o Explaining how Chinese genealogy is structured and how to trace one's roots;
     o Educating Chinese on the importance of tracing one's roots in the preservation of Chinese culture and heritage;
     o    Tools and resources available to assist in tracing one's family roots.



           BUILDING THE CHINESE GENEALOGY DATABASE

           The majority of the world's Chinese family records are located in institutions within Mainland China. Such records are difficult to access, particularly for the overseas Chinese or the mainland population outside of the major cities in China. The records are generally old and well preserved; public access is strictly controlled.

           Cybersia, through agreements with the holders of the majority of the known Chinese family records, has obtained exclusive access to these records for a period of 5 years. The company has undertaken the task to extract essential details and compile a digitized database of valuable Chinese family records. We believe that this will be the only database of its kind and essentially the only way in which the general Chinese public will be able to research their family history.

The Company's agreements provide it with full access to the entire family record archives of:

     o Shanghai Library (7th largest library in the world and the largest collector of Chinese family records); and
     o    Shanxi Genealogy Center

           Cybersia intends to continue to establish partnerships with the worlds' leading institutions holding valuable Chinese genealogy records to create in-depth databases on an exclusive basis. To date, we have secured access to a majority of the known records through our exclusive partnerships with the above institutions, and are actively pursuing further such alliances.

           Cybersia has begun to extract information from these records in digital format and collect them into its online database. We expect to begin dissemination to paying subscribers by the second quarter of 2002. We believe that our advantage over the western genealogy companies is that our records are located mainly in China, which means extraction is significantly cheaper. Cybersia is extracting family records onto standard templates, which will be uploaded into its searchable database. This is a process that will continue over a period of years, and consequently there will always be new information available to search. The records are of high quality, coming largely from established family trees rather than being mere statistics from birth, death, immigration or census records as in the western industry.

           While Cybersia will be providing a service to users in China, the content of our website and database is not political.

COMPETITION

           Currently, the three largest genealogical organizations in North America are:

     o Myfamily.com, Inc., which, through its subsidiary, Ancestry.com, operates the largest subscription-based genealogy website in the world and publishes Ancestry magazine;

     o Genealogy.com, LLC, markets the worlds most popular genealogical software, "Family Tree Maker," in addition to offering subscriptions to a genealogical database.

     o The Genealogical Society of Utah, a non-profit organization associated with the Church of Jesus Christ of Latter-day Saints, which has its own substantial database of family records and genealogical software.

           While Cybersia's initial market share will be small as compared to its well-established and well-funded competition, its niche will be Chinese genealogy information and products, an area not focused on by its competition.

EMPLOYEES

           As of March 31, 2001, Cybersia had 5 full time employees and several consultants on an as-needed basis. Cybersia's policy is to out-source as many back office functions as possible, including website development and maintenance, server maintenance, database development, publication design and layout, and software design and programming. This will allow the company to maintain a low overhead cost base and provides added operational flexibility. We intend to hire additional personnel upon completing this offering as the need arises.

FACILITIES

           The company's headquarters are presently based at 10 Anson Road, International Plaza #10-12, Singapore 079903, at a cost of $1,426 per month. This tenancy expires in August 2002. Steven Simpson, Cybersia's President and Chief Executive Officer, is a director of Triton Advisory Group Ptc Ltd., Cybersia's landlord.

                                   MANAGEMENT


EXECUTIVE OFFICERS, DIRECTORS

           The executive officers, directors and key employees of Cybersia and their respective ages as of December 31, 2001, are as follows:

    NAME              AGE                  POSITION
    ----              ---                  --------

Steven Simpson         51                  President, Chief Executive
                                           officer, Director

Jay Newby             37                   Commercial Director, Director

Danny Boey            29                   Product Development Manager, Director


BIOGRAPHIES

STEVEN SIMPSON has been Chief Executive officer, President and director of Cybersia Capital Corp. since March 2002. He was President and Chief Executive Officer of Chineseroots.com,Inc. from January 2000 until its merger with Business Advantage No. 3, Inc. Since June 1995, Mr. Simpson has been a Principal in PT Triton Konsuiton, a management-consulting company located in Jakarta, Indonesia. Mr. Simpson is a graduate of the University of New South Wales where he received a Bachelor of Commerce.

JAY NEWBY has been Vice-President, Secretary and director of Cybersia Capital Corp. since March 2002. He was commercial director of Chineseroots.com, Inc. from January 2000 until its merger with Business Advantage No. 3, Inc. From July 1997 to December 1999 he was Vice-President of Finance for International
Antam Resource, a gold mining company in Vancouver, British Columbia. Since June 1995, Mr. Newby has been a Senior Advisor to PT Triton Konsulton, a management-consulting firm located in Jakarta, Indonesia. Mr. Newby received a bachelor of Commerce from the University of Western Australia, and a postgraduate diploma in business from Curtin University.

DANNY BOEY has been a director of Cybersia Capital Corp. since March 2002. He has worked for Chineseroots since 1999 in several different capacities, including Product Development Manager, Chief Editor, and Content Editor. He continues to serve as Product Developement Manager at Cybersia. From 1998 to 1999, he was a financial planner with AIA, and from 1997 to 1998 he was an editor with World Scientific Publishing Co. Mr. Boey received an M.A. from National University of Singapore, and a B.A. from University of Toronto.


                  DIRECTORS AND EXECUTIVE OFFICERS COMPENSATION


DIRECTORS' COMPENSATION

           Directors will be reimbursed for the expenses they actually incur in attending board meetings. Directors will not be paid a fee for their service or attendance at board meetings but may receive remuneration in the future. To date, directors have received no compensation.

CYBERSIA CAPITAL CORP. (FORMERLY CHINESEROOTS.COM, INC.)

EXECUTIVE OFFICERS' COMPENSATION


---------------------     ---------     -----------------------
Officer                   Year          Salary and allowances
---------------------     ---------     -----------------------
Steve Simpson             1999          n/a
                          2000          179,000
                          2001           93,200
---------------------     ---------     -----------------------
---------------------     ---------     -----------------------
Jay Newby                 1999          n/a
                          2000          135,000
                          2001           77,500
---------------------     ---------     -----------------------
---------------------     ---------     -----------------------
Ranjeet Sundher           1999          n/a
                          2000          131,000
                          2001          n/a
---------------------     ---------     -----------------------
---------------------     ---------     -----------------------
Danny Boey                1999          N/a
                          2000          20,000
                          2001          21,000
---------------------     ---------     -----------------------

BUSINESS ADVANTAGE NO. 3, INC.


EXECUTIVE OFFICERS' COMPENSATION


---------------------     -------     ----------------------
Officer                   Year        Salary and allowances
---------------------     -------     ----------------------
Tony Vespa                1999              n/a
                          2000              0
                          2001              0
---------------------     -------     ----------------------
---------------------     -------     ----------------------
Giovanna Quercia          1999              n/a
                          2000              0
                          2001              0
---------------------     -------     ----------------------
---------------------     -------     ----------------------
Angelo Longo              1999              n/a
                          2000              0
                          2001              0
---------------------     -------     ----------------------
---------------------     -------     ----------------------
Dennis Jordan             1999              0
                          2000              n/a
                          2001              n/a
---------------------     -------     ----------------------
---------------------     -------     ----------------------
Craig Thomas              1999              0
                          2000              n/a
                          2001              n/a
---------------------     -------     ----------------------
---------------------     -------     ----------------------


                             PRINCIPAL STOCKHOLDERS

           The following table sets forth certain information known to Cybersia with respect to beneficial ownership of Cybersia's common stock as of December 31, 2001, and as adjusted for the sale of the securities offered by this prospectus, the number and percentage of outstanding shares of common stock beneficially owned by each person who beneficially owns:

           more than 5% of the outstanding shares of our common stock; each of our officers and directors; and all of our officers and directors as a group.

           Except as otherwise noted, the persons named in this table, based upon information provided by these persons, have sole voting and investment power with respect to all shares of common stock owned by them.




---------------------------------- -------------------- --------------------------- ---------------------------
Names and Address                   Number of shares    Percentage of Beneficially  Percentage of Beneficially
of Beneficial Owner                 Beneficially owned  owned before offering       owned after offering
---------------------------------- -------------------- --------------------------- ---------------------------
---------------------------------- -------------------- --------------------------- ---------------------------
Jay Newby                               378,974                    2.1%                        2.1%
10 Anson Road
International Plaza #10-12
Singapore, 079903
---------------------------------- -------------------- --------------------------- ---------------------------
---------------------------------- -------------------- --------------------------- ---------------------------

Steven Simpson                        2,728,783                   19.4%                       19.2%
10 Anson Road
International Plaza #10-12
Singapore, 079903
---------------------------------- -------------------- --------------------------- ---------------------------
---------------------------------- -------------------- --------------------------- ---------------------------

Danny Boey                                    0                      0                           0
10 Anson Road
International Plaza #10-12
Singapore, 079903
---------------------------------- -------------------- --------------------------- ---------------------------
---------------------------------- -------------------- --------------------------- ---------------------------

Zonhill Ltd.                          1,372,266                    9.8%                        9.7%
Princes Building, 22nd Floor
Hong Kong
---------------------------------- -------------------- --------------------------- ---------------------------
---------------------------------- -------------------- --------------------------- ---------------------------

Chinkara Global Ventures Ltd.         1,198,701                    8.5%                        8.5%
10 Anson Road
International Plaza #10-12
Singapore, 079903
---------------------------------- -------------------- --------------------------- ---------------------------
---------------------------------- -------------------- --------------------------- ---------------------------
Malimoto Investments Ltd.             1,146,897                    8.2%                        8.1%
5/F Wing On Centre
11 Connaught Road Centre
Hong Kong
---------------------------------- -------------------- --------------------------- ---------------------------

                            DESCRIPTION OF SECURITIES

           As of the date of this prospectus, our authorized capital stock consists of 25,000,000 number of shares of common stock, par value $.001.

COMMON STOCK

           As of December 31, 2001, there were 14,034,000 shares of common stock outstanding held of record by approximately 120 shareholders. There will be approximately 14,184,000 shares of common stock after the effect of the offering of 150,000 shares of common stock.

           Holders of common stock are entitled to one vote.

TRANSFER AGENT

           North American Transfer Co., Freeport, New York will serve as the transfer agent for the common stock.

DETERMINATION OF OFFERING PRICE

           The offering price of the common stock has been arbitrarily determined by Cybersia. This price bears no relation to our assets, book value, or any other customary investment criteria, including our prior operating history. Among factors we considered in determining the offering price were estimates of Cybersia's business potential, our financial resources, the amount of equity and control desired to be retained by the present shareholders, the amount of dilution to public investors and the general condition of the securities markets.



                         SHARES ELIGIBLE FOR FUTURE SALE

           Prior to this offering there has been no market for Cybersia's securities. Future sales of substantial amounts of common stock or warrants in the public market could adversely affect market prices prevailing from time to time.

           Upon completion of the offering, Cybersia will have outstanding an aggregate of 14,184,000 shares of common stock. In addition to the 150,000 shares being offered in the offering, shareholders of Cybersia are registering 900,000 of common stock. Upon completion of this offering, 1,050,000 of the outstanding shares will be freely tradable without restriction or further registration under the Securities Act (except for any shares purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act). The remaining 13,134,000 shares are shares of restricted stock, as that term is defined in Rule 144 promulgated under the Securities Act. Restricted stock may be sold in public market only if registered or if it qualifies for an exemption from registration.

           In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner except an affiliate) would be entitled to sell within any three month period a number of shares that does not exceed the greater of: (i) one percent of the number of share of common stock then outstanding; or (ii) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about Cybersia. Under Rule 144(k), a person who is not deemed to have been an Affiliate of Cybersia at any time during the 90 days preceding a sale, and who has beneficially owned the share proposed to be sold for at least two years (including the holding period of any prior owner except for an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144; therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.


                                  LEGAL MATTERS

           The validity of the securities offered hereby will be passed upon for Cybersia by its counsel, Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005.


                                     EXPERTS


           Chineseroot's balance sheet as of December 31, 2000 and 2001, and the statement of operations, stockholders' deficit, and cash flows for the years then ended, have been audited by Deloitte & Touche and C.H.Lei & Co., respectively, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein and in registration statement, and are included in reliance upon such report given upon the authority of such report given upon the authority of such firm as an expert in accounting and auditing. Business Advantage's balance sheet as of December 31, 2000 and 2001, and the statements of operations, stockholder's deficit, and cash flows for the years then ended, has been audited by Kempisty & Company, Certified Public Accountants, P.C.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Cybersia has contracts with Triton Advisory Group Pte Ltd ("Triton"), a company registered in Singapore. Steven Simpson, President and a director of Cybersia, is a director of Triton. The contracts relate to the rent of office space and equipment, and amount to a total of $3,426 per month.

                            SELLING SECURITY HOLDERS

                                                NUMBER OF SHARES
SHAREHOLDERS      NUMBER OF SHARES HELD          BEING OFFERED
------------      ---------------------          -------------

Boblink, Inc.          300,000                     300,000

Zonhill Ltd.         1,372,266                     300,000

Chitra Swadi           300,000                     300,000


                             ADDITIONAL INFORMATION

           Cybersia has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended with respect to the common stock offered hereby as well as common stocks held by shareholders. This prospectus omits certain information contained in the registration statement and the exhibits thereto, as permitted by the rules and regulations of the Commission. For further information with respect to Cybersia and the securities, reference is hereby made to the Registration Statement and such exhibits filed as a part thereof, which may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of all or any portion of the registration statement may be obtained from the Public Reference Section of the Commission, upon payment of the prescribed fees. The SEC maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Registration Statement. The address of the SEC's World Wide Web site is http://www.sec.gov.

           Statements contained in this prospectus as to the contents of any contract or other documents referred to herein are not necessarily complete and. In each instance, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified is all respect by such reference.

           We are not currently a reporting company under the Securities and Exchange act of 1934, and therefore we have not filed any reports with the Securities and Exchange Commission. Upon completion of this offering we intend to register under the Securities Act, and will be required to furnish to our securityholders annual reports containing audited reports containing audited financial statements reported on by independent auditors, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.

Financial Statements of Chineseroots.com, Inc.









                              CHINESEROOTS.COM INC.




                         REPORT AND FINANCIAL STATEMENTS
                        FOR THE PERIOD DECEMBER 31, 2001

                                (IN U.S. DOLLARS)




                                  C H LEI & CO.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                    SINGAPORE

                              CHINESEROOTS.COM INC
                         REPORT AND FINANCIAL STATEMENTS






    CONTENTS                                                           PAGE



    AUDITORS' REPORT                                                    F-1

    CONSOLIDATED BALANCE SHEETS                                         F-2

    CONSOLIDATED STATEMENTS OF OPERATIONS                               F-3

    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY                     F-4

    CONSOLIDATED STATEMENTS OF CASH FLOWS                               F-5

    NOTE TO THE CONSOLIDATED FINANCIAL STATEMENTS                      F-6-F-11

    STATEMENT OF DIRECTORS                                              F-12

REPORT OF INDEPENDENT ACCOUNTANTS


TO THE SHAREHOLER OF CHINESEROOTS.COM INC.


In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Chineseroots.com Inc. and its subsidiaries as at December 31, 2001, the result of their operations and their cash flows and the statements of changes in equity for each of the periods ended December 31, 2001, in conformity with generally accepted accounting principles in the United States ("U.S. GAAP"). In addition, in our opinion, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and the financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

We draw attention to Note 2 of the accounts wherein it is stated that the consolidated financial statements have been prepared on a going concern basis on the assumption that the continuing support will be provided by the shareholders as and when they fall due.

The consolidated financial statements as at December 31, 2000 were audited by Deloitte & Touche, who conducted audit in accordance with Singapore Standards on Auditing. The report was dated June 25, 2001 which report expressed unqualified opinion with explanatory paragraph regarding going concern matters.
















C H LEI & CO.
CERTIFIED PUBLIC ACCOUNTANTS


SINGAPORE



CONSOLIDATED BALANCE SHEETS
(IN U.S. DOLLARS)

                                                                               AS OF
                                                                      -------------------------
                                                                       December       December
                                                                          31,           31,
                                                           Notes         2001          2000
                                                           -----      ----------    ----------
                                     ASSETS                              $                $

CURRENT ASSETS
Cash and cash equivalent                                                  11,828       100,005
Account receivable                                                          --             176
Due from Parent company                                          4          --         220,677
Prepaid expenses and deposits                                    5          --         114,690
                                                                      ----------    ----------
      TOTAL CURRENT ASSETS                                                11,828       435,548
                                                                      ----------    ----------

NON-CURRENT ASSETS
Product and process technology                                            51,309          --
Plant and equipment                                              6         8,255       175,700
                                                                      ----------    ----------
      TOTAL NON-CURRENT ASSETS                                            59,564       175,700
                                                                      ----------    ----------

           TOTAL ASSETS                                                   71,392       611,248
                                                                      ==========    ==========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Account payable and accrued expenses                                      64,289       245,180
Due to directors and officers                                    7          --         184,263
                                                                      ----------    ----------
      TOTAL CURRENT LIABILITIES                                           64,289       429,443
                                                                      ----------    ----------

SHAREHOLDERS' EQUITY
Common stock and preference stock,
   US$ 0.001 par value, authorised 50 million
   shares, issued and outstanding
   2 common stocks                                               8          --            --
Capital reserve                                                        3,016,919     3,016,919
Accumulated losses                                                    (3,009,816)   (2,839,091)
Translation reserve                                                         --           3,977
                                                                      ----------    ----------
      TOTAL SHAREHOLDERS' EQUITY                                           7,103       181,805
                                                                      ----------    ----------

           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     71,392       611,248
                                                                      ==========    ==========



          See accompanying notes to consolidated financial statements.





CONSOLIDATED STATEMENTS OF OPERATIONS
(IN U.S. DOLLARS)


                                                                     FISCAL YEAR ENDED
                                                    -----------------------------------------------
                                                                December    December       December
                                                                  31,          31,            31,
                                                     NOTES       2001         2000           1999
                                                     -----       ----         ----           ----

                                                                   $            $              $

NET SALES                                                          --             176          --
                                                             ----------    ----------      --------

COST AND EXPENSES :                                     9
      Selling, general and administrative                       965,545       679,217       352,879
      Research and development                                     --         118,670          --
      Other operating expenses (income), net                     (4,828)    1,308,151       368,541
                                                             ----------    ----------      --------
           TOTAL COST AND EXPENSES                              960,717     2,106,038       721,420
                                                             ----------    ----------      --------

OPERATING LOSS                                                 (960,717)   (2,105,862)     (721,420)

GAIN ON DISCONSOLIDATION OF SUBSIDIARY                          482,568          --            --

DEBT FORGIVENESS OF PARENT COMPANY                      4       306,249          --            --

INTEREST INCOME                                                   1,175        45,891         1,354

INCOME TAX                                             10          --            --            --

                                                             ----------    ----------      --------
NET LOSS                                                       (170,725)   (2,059,971)     (720,066)
                                                             ==========    ==========      ========










          See accompanying notes to consolidated financial statements.



CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
(IN U.S DOLLARS)

                             ------------------------------------------------------------------
                              SHARE     SHARE    CAPITAL  TRANSLATION  ACCUMULATED
                             CAPITAL   PREMIUM   RESERVE    RESERVE      LOSSES       TOTAL
                             -------------------------------------------------------------------
                                $         $        $         $             $             $

Balance at May 12, 1999
     (date in incorporation)    -         --       -         --            --            --

Arising from restructuring
     exercise                   -      483,968     -         --            --         483,968

Currency translation
     Differences                -         --       -       (8,300)         --          (8,300)

Net loss for the year           -         --       -         --        (779,120)     (779,120)

                             -------------------------------------------------------------------
BALANCE AT  DECEMBER 31, 1999   -      483,968     -       (8,300)     (779,120)     (303,452)

Issue of shares                 *         --       -         --            --            --

Arising from restructuring
     Exercise                   -    2,532,951**   -         --            --       2,532,951

Currency translation
     Differences                          --       -         --          12,277        12,277

Net loss for the year           -         --       -         --      (2,059,971)   (2,059,971)

                             -------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000    -    3,016,919     -        3,977    (2,839,091)      181,805

Currency translation
     Differences                -         --       -       (3,977)         --          (3,977)

Net loss for the year           -         --       -         --        (170,725)     (170,725)

                             -------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001    -    3,016,919     -         --      (3,009,816)        7,103
                             ===================================================================


*    represent 2 ordinary share at US$ 0.001 each issued by the Company
** represent the excess of 2 ordinary shares issued over the net assets of Cybersia.Com Inc acquired




          See accompanying notes to consolidated financial statements.


CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN U.S DOLLARS)
                                                                    FISCAL YEAR ENDED
                                                       ----------------------------------------
                                                         December     December       December
                                                            31,          31,            31,
                                                           2001         2000           1999
                                                       ----------------------------------------
                                                             $            $
CASH FLOW FROM OPERATING ACTIVITIES
Loss for the year                                        (170,725)   (2,059,971)     (779,120)
Non-cash items :
      Depreciation                                         28,420        65,455        41,823
      Debt forgiveness of parent company                 (306,249)         --            --
      Foreign exchange (gain) / loss                       (3,977)       12,126          --
      Loss on disposal of plant and equipment             125,320           996          --
                                                       ----------    ----------    ----------
Operating profit before working capital charges          (327,211)   (1,981,394)     (737,297)
      (INCREASE) DECREASE IN :
      Account receivable                                      176          (176)         --
      Due from parent company                             220,677      (220,677)         --
      Prepaid expenses and deposits                       114,690       (57,806)      (56,884)
      INCREASE (DECREASE) IN :
      Account payable and accrued charges                (180,891)       91,331       153,849
      Due to parent company                               306,249          --            --
      Due to directors and officers                      (184,263)      184,263          --
                                                       ----------    ----------    ----------
Net cash generated (used in) in operating activities      (50,573)   (1,984,459)     (640,332)

CASH FLOWS FROM INVESTING ACTIVITIES
      Research and development costs                      (51,309)         --            --
      Acquisition of capital assets                        (1,285)     (138,080)     (151,823)
      Proceeds from disposal of plant and equipment        14,990         2,030          --
                                                       ----------    ----------    ----------
Net cash generated (used in) in investing activities      (37,604)     (136,050)     (151,823)

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from issuance of ordinary shares              --       2,087,451       483,968
      Advances received for ordinary shares                  --            --         445,500
                                                       ----------    ----------    ----------
Net cash generated in financing activities                   --       2,087,451       929,468

Net effect of exchange rate changes                          --           4,050        (8,300)

(DECREASE) IN CASH AND CASH EQUIVALENT                    (88,177)      (29,008)      129,013
CASH AND CASH EQUIVALENT AT BEGINNING OF YEAR             100,005       129,013          --
                                                       ----------    ----------    ----------
CASH AND CASH EQUIVALENT AT END OF YEAR                    11,828       100,005       129,013
                                                       ==========    ==========    ==========
Cash interest paid                                           --            --            --
                                                       ==========    ==========    ==========
Cash taxes paid                                              --            --            --
                                                       ==========    ==========    ==========

          See accompanying notes to consolidated financial statements.

NOTES TO THE FINANCIAL STATEMENTS -DECEMBER 31, 2001
(IN U.S. DOLLARS)

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.


1.   THE COMPANY, ITS SUBSIDIARIES AND THEIR PRINCIPAL ACTIVITIES

     Chineseroots.com.Inc. is a limited liability company which was incorporated in the Cayman Islands, British West Indies. The Company's registered office is located at Ugland House, PO Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies and its principal place of business is located at 10 Anson Road, International Plaza #10-12, Singapore 079903.

     The principal activities of the Company and its subsidiaries are the development and operation of an integrated media-related business, specialising in Chinese genealogy and marketing related product in the areas of online database subscription, online and offline publishing and software portal through its dual language (Chinese and English) website.


2. GOING CONCERN BASIS

     The accompanying financial statements of the Group and Company have been prepared on a going concern basis on the assumption that the continuing financial support will be provided by the shareholder as and when required. The Group and Company have incurred operating losses since the date of incorporation. As of December 31, 2001 the Group and Company are capital deficient. The Group and Company's development activities and investments for anticipated growth have required more cash that the operations have generated. Management believes that additional financing will be available to meet necessary cash requirements not satisfied from operations. These accompanying financial statements and consolidated financial statements do not included any adjustments to the amounts and classification of assets and liabilities that may be necessary if the Company and its subsidiaries are unable to continue on a going concern basis.


3. SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF FINANCIAL STATEMENT PRESENTATION

     The consolidated financial statements include the financial statements of the Company and its subsidiaries. The results of subsidiaries acquired or disposed of during the year are consolidated for the periods from or to the date of acquisition or disposal. All intercompany balances and any unrealised profit or loss on intercompany transactions are eliminated on consolidation.

     The consolidated financial statements for 2001 cover the twelve months ended December 31, 2001. The consolidated financial statements for 2000 cover the twelve months ended December 31, 2000. The consolidated financial statements for 1999 cover the seven months ended December 31, 1999.

     PLANT AND EQUIPMENT

     Plant and equipment are stated at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

           Computer equipment and software               3 years
           Furniture and fittings                        5 years
           Leasehold improvements                        5 years

     The cost of maintenance and repairs is charged to results of operations as incurred; significant renewals and betterments are capitalized. When assets are retired or otherwise disposed of, the carrying value and the related accumulated depreciation are removed from accounts and any resulting gain or loss is reflected in the period of disposition.


     FOREIGN CURRENCIES

     The U.S. dollar is the Company's functional currency for substantially all of its operations. For international operations where the local currency is the functional currency, assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date and income and expenses items are translated at the average exchange rate prevailing during the period.


     CASH EQUIVALENTS

     Highly liquid investments with a maturity of three months or less when purchased have been classified as cash equivalents in the accompanying financial statements. Such investments are carried at cost, which approximates market value.


     PROJECT AND PROCESS TECHNOLOGY

     Cost related to the conceptual formulation and design of products and processes are expensed as research and development. Cost incurred to establish and acquire product and process technology are capitalized.

     Deferred project and process technology cost are amortised from the date of commercial production of the product or from the date the process is put into use. Such costs are currently being deferred since the product still in development process.


     INCOME TAX

     Tax expense is determined on the basis of tax effect accounting, using the liability method, and it is applied to all significant timing difference except that a debit balance or a debit to the deferred tax balance is not carried forward unless there is a reasonable expectation of realisation.

     ACCOUNTING ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     REVENUE RECOGNITION

     Revenue is recognised when earned and accrued. To date no significant revenue has been earned.

     RELATED PARTY

     Related party refers to a company in which a director has substantial direct or deemed interest.

     LEASED ASSETS

     Rentals on operating leases are charged to the profit and loss account

     FINANCIAL INSTRUMENTS

     (1) Fair value

           The fair value of the Company's cash and cash equivalents, account receivable and accounts payable and accrued charges was estimated to approximate their carrying values.

           There is no secondary market for the amount due from parent company and the amount due to directors and officers. The uncertainty and potentially broad range of outcomes pertaining to the future cash flows related renders the calculation of a fair value with appropriate reliability impractical.

     (2) Financial risk

     The financial risk is the risk to the Company's earnings that arises from fluctuations in foreign currency rates and the degree of volatility of these rates. The Company does not use derivative instruments to reduce its exposure to foreign currency risk.


4. DUE FROM/TO PARENT COMPANY

     The amount due from/to parent company, Cybersia Inc., incorporated in Cayman Islands, British West Indies, is non-trade in nature. This balance is unsecured, without fixed repayment terms and interest

     During the year the parent company forgave the amounts owed to it by the Company and its subsidiary of $ 306,249.

5. PREPAID EXPENSES AND DEPOSITS
                                            2001          2000
                                            ----          ----
                                             $             $
      Prepayments                            -           10,655
      Deposits                               -           92,858
      Other receivables                      -           11,177
                                      -------------  -------------
                                             -          114,690
                                      =============  =============


6. PLANT AND EQUIPMENT

                                    Computer     Furniture
                                    equipment       and      Leasehold
                                  and software   fittings   improvement   Total
                                  ------------  ----------  ----------- --------
                                      $            $            $          $

COST :
As at January 1, 2001               172,264      92,313      14,543     279,120
Additions                             1,285        --          --         1,285
Disposal*                          (160,378)    (92,313)    (14,543)   (267,234)
                                   --------------------------------------------
As at December 31, 2001              13,171        --          --        13,171
                                   ============================================

ACCUMULATED DEPRECIATION
As at January 1, 2001                72,577      25,255       5,588     103,420
Depreciation charges                 21,529       5,953         938      28,420
Disposal*                           (89,191)    (31,208)     (6,526)   (126,925)
                                   --------------------------------------------
As at October 31, 2001                4,915        --          --         4,915
                                   ============================================

NET BOOK VALUE

As at January 1, 2001                99,687      67,058       8,955     175,700
                                   ============================================

As at October 31, 2001                8,255        --          --         8,255
                                   ============================================

*   Represent the reduction on deconsolidation of the former subsidiary


7. DUE TO DIRECTORS AND OFFICERS

     The amount due to directors and officers is related to outstanding remuneration payable to the directors and officers.

8.         SHARE CAPITAL

                                                       Group and Company
                                                             2001
                                                  ------------------------------
                                                  SHARES                $
                                                  ------                -
      Authorised :
          50,000,000 ordinary shares
          and preference shares
          of par value US$0.001 each              50,000,000            50,000
                                                  ==========     =============

      Issued :
          2 ordinary shares of par value
          US$0.001 each                                    2             0.002
                                                  ==========     =============


9. COST AND EXPENSES

                                                          2001                   2000
                                                          ----                   ----
                                                            $                      $
      SELLING, GENERAL AND ADMINISTRATIVE:
      Staff costs                                        583,689              1,230,333
      Depreciation expenses                               28,420                 65,455
      Premise cost                                        99,468                189,229
      Other expenses                                     253,968                489,988
                                                    ---------------   --------------------
                                                         965,545              1,975,005

      RESEARCH AND DEVELOPMENT                                 -                118,670

      OTHER OPERATING EXPENSES (INCOME), NET :
      Foreign exchange adjustment gain, (loss)            (4,828)                12,126
      Loss on disposal of plant and equipment                  -                    996
      Other expenses (income), net                             -                   (759)
                                                    ---------------   --------------------
                                                          (4,828)                12,363

                                                         960,717              2,106,038
                                                    ===============   ====================


10. INCOME TAX

     At December 31, 2001, the Company had no tax loss carry forwards (2000:
     $Nil).


11. NUMBER OF EMPLOYEES

     The number of employees in the Group and Company at December 31, 2001 were 5 (December 31, 2000: 33) and 5 (December 31, 2000: 4) respectively

12. LEASE OBLIGATIONS

     Following is a summary of future minimum payments under operating leases that have initial of remaining non-cancelable lease terms in excess of one year as at balance sheet date:

                                                 2001                2000
                                                 ----                ----
                                                  $                    $

      Within 1 year                                   -            344,343
      Within 1 to 2 year                              -            114,781
                                              ------------   ----------------
                                                      -            459,124
                                              ============   ================



13. RELATED PARTY TRANSACTIONS

     During the financial year, related party transaction was as follow:

                                                       2001           2000
                                                       ----           ----
                                                        $              $
    Rental of office space and office equipment       17,267           -
                                                    ==========     ===========


14. COMPARATIVE FIGURES

     The consolidated financial statements for 2001 cover the twelve months ended December 31, 2001. The consolidated financial statement for 2000 cover the twelve months ended December 31, 2000. The consolidated financial statements for 1999 cover the seven months ended December 31, 1999.

     Certain comparative figures have been reclassified to conform with the current year's year presentation.

                         BUSINESS ADVANTAGE NO. 3, INC.
                          (A development stage company)

                                DECEMBER 31, 2001



                                      INDEX




                                                                         PAGE

      INDEPENDENT AUDITORS' REPORT                                         F2

      BALANCE SHEETS                                                       F3

      STATEMENTS OF OPERATIONS                                             F4

      STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)              F5

      STATEMENTS OF CASH FLOWS                                             F6

      NOTES TO FINANCIAL STATEMENTS                                     F7-F8

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
--------------------------------------------------------------------------------
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 -
                                                   FAX (212) 513-1930


                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Business Advantage No. 3, Inc.

        We have audited the accompanying balance sheet of Business Advantage No. 3, Inc. (a development stage company) as of September 30, 2001 and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended September 30, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Advantage No. 3, Inc. (a development stage company) as of September 30, 2001 and the results of its' operations and cash flows for the years ended September 30, 2001 and September 30, 2000 in conformity with accounting principles generally accepted in the United States of America.









Kempisty & Company
Certified Public Accountants PC
New York, New York
March 25, 2002




                         BUSINESS ADVANTAGE NO. 3, INC.
                          (A development stage company)
                                 BALANCE SHEETS




                                                             December 31, September 30,
         ASSETS                                                 2001          2001
         ------                                                 ----          ----
                                                             (Unaudited)

Organization costs                                             $   365      $   548
                                                               -------      -------

     TOTAL ASSETS                                              $   365      $   548
                                                               =======      =======

                        LIABILITIES AND STOCKHOLDERS' EQUITY
                        ------------------------------------

Accounts payable and accrued expenses                          $ 3,500      $ 2,500
                                                               -------      -------

STOCKHOLDERS EQUITY
Common stock, $.001 par value; 25,000,000 shares
  authorized; 4,000,000 shares issued and outstanding            1,000        1,000
Additional paid-in capital                                       1,750        1,750
Deficit acumulated during the development stage                 (5,885)      (4,702)
                                                               -------      -------

     TOTAL STOCKHOLDERS' EQUITY                                 (3,135)      (1,952)
                                                               -------      -------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $   365      $   548
                                                               =======      =======









              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.




                         BUSINESS ADVANTAGE NO. 3, INC.
                          (A development stage company)
                            STATEMENTS OF OPERATIONS





                                                                                                 Inception
                                                                                                  October
                                                                                                 27, 1997
                                                For the Year             For the three Months       to
                                            Ended September 30,           Ended December 31,    December 31,
                                           2001            2000           2001          2000        2001
                                                                       (Unaudited)  (Unaudited)
                                      -----------------------------------------------------------------------

Revenue                               $       --     $        --     $      --     $     --     $     --

General and administrative expenses          2,548           1,058         1,183          193        5,885
                                      ------------   -------------   -----------   ----------   ----------

Loss before income tax provision             2,548           1,058         1,183          193        5,885

Provision for income taxes                    --              --            --           --           --
                                      ------------   -------------   -----------   ----------   ----------

Net loss                              $      2,548   $       1,058   $     1,183   $      193   $    5,885
                                      ============   =============   ===========   ==========   ==========

Per share amounts:
  Net loss per common share
    outstanding, basic and diluted    $       --     $         --     $     --     $     --
                                      ============   ==============   ==========   ==========

Weighted average shares
  outstanding as of December 31          4,000,000        4,000,000    4,000,000    4,000,000
                                      ============   ==============   ==========   ==========














              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.




                         BUSINESS ADVANATGE NO. 3, INC.
                          (A development stage company)
             STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)



                                                               Defict
                                                            accumulated
                             Common Stock       Additional   during the
                                                 Paid-in    development
                          Shares      Amount     Capital       stage       Totals
----------------------------------------------------------------------------------

Balances at
  October 27, 1997           --     $    --     $    --     $    --      $    --

Issuance of shares to
  founder               1,000,000       1,000       1,750        --          2,750

Net loss                     --          --          --          (548)        (548)
                        ---------   ---------   ---------   ---------    ---------

Balances at
  September 30, 1998    1,000,000       1,000       1,750        (548)       2,202

Net loss                     --          --          --          (548)        (548)
                        ---------   ---------   ---------   ---------    ---------

Balances at
  September 30, 1999    1,000,000       1,000       1,750      (1,096)       1,654

Net loss                     --          --          --        (1,058)      (1,058)
                        ---------   ---------   ---------   ---------    ---------

Balances at
  September 30, 2000    1,000,000       1,000       1,750      (2,154)         596

Net loss                     --          --          --        (2,548)      (2,548)
                        ---------   ---------   ---------   ---------    ---------

Balances at
  September 30, 2001    1,000,000       1,000       1,750      (4,702)      (1,952)

Net loss                     --          --          --        (1,183)      (1,183)
                        ---------   ---------   ---------   ---------    ---------

Balances at
  December 31, 2001     1,000,000   $   1,000   $   1,750   $  (5,885)   $  (3,135)
                        =========   =========   =========   =========    =========




              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.



                         BUSINESS ADVANTAGE NO. 3, INC.
                          (A development stage company)
                            STATEMENTS OF CASH FLOWS

                                                                                             Inception
                                                                                             October 27,
                                                 For the Year         For the Three Months    1997 to
                                             Ended September 30,       Ended December 31,    December 31,
                                               2001      2000         2001           2000       2001
                                                                   (Unaudited)    (Unaudited)
---------------------------------------------------------------------------------------------------------

OPERATING ACTIVITIES
   Net Income or (loss)                    $  (2,548)  $(1,058)   $   (1,183)  $     (193)   (5,885)
   Adjustments to reconcile net income
      or (loss) to net cash used by
      operating activities:
   Amortization of organization costs            548       548           183          183     2,375
   Changes in operating assets and
      liabilities:
      Accounts payable and accrued
        expenses                               2,000       500         1,000         --       3,500
                                            ---------   -------    ----------   ----------   -------
   Net cash used in operating activities        --         (10)         --            (10)      (10)

INVESTING ACTIVITIES
   Organization costs in                        --        --            --           --      (2,740)
   Sale of common stock                         --        --            --           --       2,750
                                           ---------   -------    ----------   ----------   -------
   Net cash provided by financing
   activities                                   --        --            --           --          10
                                           ---------   -------    ----------   ----------   -------

   Net Increase (decrease) in cash              --         (10)         --            (10)     --
   Cash, beginning of period                    --          10          --             10      --
                                            ---------   -------    ----------   ----------   -------
   Cash, end of period                     $    --     $  --      $     --     $     --        --
                                           =========   =======    ==========   ==========   =======

Supplemental Disclosures of
  Cash Flow Information:
  Cash paid during year for:
     Interest                              $    --     $  --      $     --     $     --     $  --
                                           =========   =======    ==========   ==========   =======
     Income taxes                          $    --     $  --      $     --     $     --     $  --
                                           =========   =======    ==========   ==========   =======









              THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE
                             FINANCIAL STATEMENTS.

                         BUSINESS ADVANTAGE NO. 3, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures at and for the three months
                 ended December 31, 2001 and 2000 are unaudited)


NOTE 1- NATURE OF BUSINESS

           Business Advantage No. 3, Inc. (the "Company") was incorporated in the State of Nevada on October 21, 1997.


           The Company is a shell corporation, whose principal business is to locate and consumate a merger with an ongoing business and has operated as a development stage company since its inception.



NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           BASIS OF PRESENTATION

           The Company prepares its financial statements using the accrual basis of accounting.

           ORGANIZATION COSTS

           The Company is amortizing its organization costs on a straight line basis over five years.

           USE OF ESTIMATES

           The preparation of financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

           EARNINGS (LOSS) PER COMMON SHARE

           The Company reports earnings per share in accordance with SFAS No. 128, "Earnings Per Share" which requires the reporting of both basic and diluted earnings per share. Net income loss per share-basic is computed by dividing income or loss available to common shareholders by the weighted average number of common shares outstanding for the period.

                         BUSINESS ADVANTAGE NO. 3, INC.
                          (A development stage company)
                          NOTES TO FINANCIAL STATEMENTS
              (Amounts and disclosures at and for the three months
                 ended December 31, 2001 and 2000 are unaudited)


NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

           INTERIM REPORTING

           The accompanying financial information as of December 31, 2001 and for the three months ended December 31, 2001 and 2000 is unaudited and, in the opinion of management, all adjustments, consisting only of normal recurring adjustments considered necessary for a fair presentation, have been included. Operating results for any interim period are not necessarily indicative of the results for any other interim period or for an entire year.


NOTE 3- INCOME TAXES

           There is no provision for income taxes for the year ended September 30, 2001, as the Company has operated at a net loss. The net operating loss carryforward and any future tax benefits to be derived from it are immaterial.



NOTE 4- COMMON STOCK

           During October 1997 the Company sold 1,000,000 shares of its common stock to its founders for proceeds of $2,750.


NOTE 5- SUBSEQUENT EVENTS

           STOCK SPLIT

           On March 7, 2002 the Board of Directors authorized a four for one stock split of common stock to stockholders of record on March 7, 2002. Per-share amounts in the accompanying financial statements have been adjusted for the split.



           MERGER AGREEMENT

           On March 7, 2002 the Board of Directors approved a merger agreement between the Company and Chineseroots.com, Inc. The Company will issue 10,034,000 common shares for all of the outstanding shares of Chineseroots.com, Inc.

                  INTRODUCTION TO UNAUDITED PRO FORMA COMBINED
                              FINANCIAL STATEMENTS





The following unaudited pro forma consolidated statements of operations reflect adjustments to Business Advantage No. 3, Inc.'s historical statements of operations for the year ended September 30, 2001 and the three months ended December 31, 2001, to give effect to the acquisition of ChineseRoots.com, Inc. as if it had occurred on October 1, 2000.

The unaudited pro forma consolidated statements of operations are not necessarily indicative of what the actual results of operations of Business Advantage No. 3, Inc. would have been assuming the transactions had been completed as set forth above, nor do they purport to represent Business Advantage No. 3, Inc.'s results of operations for future periods.

The following unaudited pro forma combined balance sheet reflects adjustments to Business Advantage No. 3, Inc.'s historical balance sheet at September 30, 2001 to give effect to this purchase.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and related notes to Business Advantage No. 3, Inc's audited financial statements.

                         BUSINESS ADVANTAGE NO. 3, INC.

                         UNAUDITED PROFORMA CONSOLIDATED
                              FINANCIAL STATEMENTS



                                      INDEX



Financial Statements:

Unaudited Proforma Combined Balance Sheets - September 30, 2001            F-20

Unaudited Proforma Consolidated Statement of Operations -
     September 30, 2001                                                    F-21

Unaudited Proforma Consolidated Statement of Operations -
     December 31, 2001                                                     F-22

Notes to Unaudited Proforma Consolidated Financial Statements              F-23







                         BUSINESS ADVANTAGE NO. 3, INC.
                   UNAUDITED PROFORMA COMBINED BALANCE SHEETS
                               SEPTEMBER 30, 2001


                                                BUSINESS       CHINESE
                                               ADVANTAGE      ROOTS.COM     PRO FORMA       PRO FORMA
                                              NO. 3, INC.        INC.       ADJUSTMENTS      COMBINED
                                              -----------        ----       -----------      --------
                                ASSETS
Current Assets
  Cash                                        $      --      $    15,613    $              $    15,613
  Accounts receivable                                --               93           --               93
                                              -----------    -----------    -----------    -----------
          Total Current Assets                       --           15,706           --           15,706

Property and equipment, net                          --            7,525           --            7,525
Product and process technology                       --           44,207           --           44,207
Other assets                                          548           --             --              548
                                              -----------    -----------    -----------    -----------

          Total Assets                        $       548    $    67,438    $      --      $    67,986
                                              ===========    ===========    ===========    ===========

                    LIABILITIES AND CAPITAL
Current Liabilities
  Accounts payable and accrued expenses       $     2,500    $    58,026    $      --           60,526
  Due to parent                                      --          156,007           --          156,007
                                              -----------    -----------    -----------    -----------
          Total Current Liabilities                 2,500        214,033           --          216,533

Long term debt, less current maturities              --             --             --

Stockholders' Equity
  Common stock, 25,000,000 shares
    authorized at $.001 par value                   1,000           --                           1,000
Additional paid in capital                          1,750      3,016,919                     3,018,669
(Deficit)                                          (4,702)    (3,163,514)                   (3,168,216)
                                              -----------    -----------    -----------    -----------
          Stockholders' (Deficit)                  (1,952)      (146,595)          --         (148,547)
                                              -----------    -----------    -----------    -----------
          Total Liabilities and Capital       $       548    $    67,438    $      --      $    67,986
                                              ===========    ===========    ===========    ===========





                         BUSINESS ADVANTAGE NO. 3, INC.
            UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                               SEPTEMBER 30, 2001

                                            BUSINESS         CHINESE
                                           ADVANTAGE        ROOTS.COM       PRO FORMA      PRO FORMA
                                          NO. 3, INC.         INC.         ADJUSTMENTS     COMBINED
                                          -----------         ----         -----------     --------

  Revenue                                 $       --      $        131    $             $        131

  Less cost of good sold                          --              --                              --

                                          ------------    ------------    ------------   ------------
  Gross profit                                    --               131            --              131

Operations:

  General and administrative                     2,548       1,305,057                      1,307,605
  Research and development                        --            29,668                         29,668
                                           ------------    ------------    ------------   ------------

  Total expense                                  2,548       1,334,725            --        1,337,273
                                          ------------    ------------    ------------   ------------

Income (loss) from operations                   (2,548)     (1,334,594)           --       (1,337,142)

Gain on disconsolidation of parent corp           --           482,568                        482,568

Interest income                                   --            11,473                         11,473

Other                                             --             1,137                          1,137
                                          ------------    ------------    ------------   ------------

Net income (loss)                         $     (2,548)   $   (839,416)   $       --     $   (841,964)
                                          ============    ============    ============   ============

Net income (loss) per share                                                              $      (0.06)
                                                                                         ============

Weighted average shares outstanding                                                        14,034,000
                                                                                         ============




                         BUSINESS ADVANTAGE NO. 3, INC.
                   UNAUDITED PROFORMA COMBINED BALANCE SHEETS
                                DECEMBER 31, 2001


                                                               BUSINESS             CHINESE
                                                              ADVANTAGE            ROOTS.COM         PRO FORMA         PRO FORMA
                                                             NO. 3, INC.              INC.          ADJUSTMENTS         COMBINED
                                 ASSETS
    Current Assets
      Cash                                                $              -    $      11,828   $           -   $         11,828
                                                             ------------     --------------    -------------    ---------------
              Total Current Assets                                    -             11,828                -             11,828

    Property and equipment, net                                       -              8,255                -              8,255
    Product and process technology                                    -             51,309                -             51,309
    Other assets                                                    365                  -                -                365
                                                            ------------     --------------    -------------    ---------------

              Total Assets                                $         365    $        71,392   $            -   $         71,757
                                                            ============     ==============    =============    ===============

                  LIABILITIES AND CAPITAL
    Current Liabilities
      Accounts payable and accrued expenses               $       3,500    $        64,289   $            -             67,789
                                                            ------------     --------------    -------------    ---------------
              Total Current Liabilities                           3,500             64,289                -             67,789

    Long term debt, less current maturities                           -                  -                -                  -

    Stockholders' Equity
      Common stock, 25,000,000 shares
        authorized at $.001 par value                             1,000                  -                -              1,000
    Additional paid in capital                                    1,750          3,016,919                -          3,018,669
    (Deficit)                                                    (5,885)        (3,009,816)               -         (3,015,701)
                                                            ------------     --------------    -------------    ---------------
              Stockholders' (Deficit)                            (3,135)             7,103                -              3,968
                                                            ------------     --------------    -------------    ---------------
              Total Liabilities and Capital               $         365    $        71,392   $            -   $         71,757
                                                            ============     ==============    =============    ===============







                         BUSINESS ADVANTAGE NO. 3, INC.
            UNAUDITED PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                DECEMBER 31, 2001

                                          BUSINESS       CHINESE
                                         ADVANTAGE      ROOTS.COM        PRO FORMA          PRO FORMA
                                        NO. 3, INC.        INC.         ADJUSTMENTS         COMBINED

  Revenue                             $       --      $         10    $                  $         10

  Less cost of good sold                      --              --                                 --

                                      ------------    ------------    ----------------   ------------
  Gross profit                                --                10                --               10

Operations:

  General and administrative                 1,183         154,336                            155,519
  Research and development                    --              --                                 --
                                      ------------    ------------    ----------------   ------------

  Total expense                              1,183         154,336                --          155,519
                                      ------------    ------------    ----------------   ------------

Income (loss) from operations               (1,183)       (154,326)               --         (155,509)

Debt forgiveness of parent company            --           306,249                            306,249

Interest income                               --             1,175                              1,175

Other                                         --               601                                601
                                      ------------    ------------    ----------------   ------------

Net income (loss)                     $     (1,183)   $    153,699    $           --     $    152,516
                                      ============    ============    ================   ============

Net income (loss) per share                                                              $       0.01
                                                                                         ============

Weighted average shares outstanding                                                        14,034,000
                                                                                         ============




            NOTES TO THE UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS






Note 1- The Pro Forma Statements of Operations assume that the acquisition of Chineseroots.com, Inc. occurred on October 1, 2001. For purpose of the Pro Forma Statements of Operations for the year ended September 30, 2001 and the three months ended December 31, 2001, Business Advantage No. 3, Inc.'s statements of operations for the year ended September 30, 2001 and the three months ended December 31, 2001 were combined with the estimated results of Chineseroots.com, Inc.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.     Indemnification of Directors and Officers

Section 757 of the Nevada Revised Statutes for Domestic and Foreign Corporations, provides for the indemnification of Cybersia's officers, directors and corporate employees and agents under certain circumstances as follows:

           INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; ADVANCEMENT OF EXPENSES. - (1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

           (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

           (4) Any indemnification under subsections (1) and (2) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (1) and (2) of this section. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders or (d) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion.

           (5) The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

           (6) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

           Section 752.1 of the statute reads as follows: "A corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section."

If a claim under the above paragraph is not paid in full by Cybersia within 30 days after a written claim has been received by Cybersia, the claimant may at anytime thereafter bring suit against Cybersia to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Cybersia will, to the fullest extend permitted by Section 757 of the Nevada Revised Statutes for Domestic and Foreign Corporations, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Cybersia may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Cybersia against any such expense, liability or loss, whether or not Cybersia would have the power to indemnify such person against such expense, liability or loss under the Nevada statute.


Item 25.  Expenses of Issuance and Distribution

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:


          Securities and Exchange Commission
          Registration Fee..............................$   150.00
          Legal Fees....................................$50,000.00
          Accounting Fees...............................$ 2,000.00
          Printing and Engraving....................... $ 4,000.00
          Blue Sky Qualification Fees and Expenses......$ 3,000.00
          Miscellaneous.................................$ 2,000.00
          Transfer Agent Fee............................$ 2,000.00

TOTAL...................................................$63,150.00


Item 26.  Recent Sales of Unregistered Securities

           On October 21, 1999, Cybersia (then, Business Advantage No. 3, Inc.) issued a total of 1,000,000 shares to 28 people for $.0275 per share. Of the 1,000,000 share issued, 50,000 were issued to 27 unaffiliated shareholders. The company's stock was forward split four for one (4:1) on March 7, 2002. On March 26, 2002, Business Advantage No. 3, Inc. consummated a merger with Chineseroots.com, Inc. As part of the merger, in which Business Advantage was the surviving entity, Business Advantage issued 10,034,000 shares to former Chineseroots shareholders.

Item 27.

EXHIBITS

 2.0    Merger Agreement

 3.1    Certificate of Incorporation.

 3.1a   Amendment to the Certificate of Incorporation

 3.2    By-Laws.

 4.1    Specimen Certificate of Common Stock.

 5.0    Opinion of Counsel.

23.0    Accountant's Consent to Use Opinion.

23.1    Counsel's Consent to Use Opinion.*

99.0    Agreements between Cybersia and Shanghai Library

99.2    Agreement between Cybersia and Shanxi Genealogy Center

* contained in Opinion of Counsel, Exhibit 5.0.

Item 28.

UNDERTAKINGS

     The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on April 5, 2002.


                        CYBERSIA CAPITAL CORP.


                        BY: /s/ STEVEN SIMPSON
                            ------------------
                        Steven Simpson, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/S/ STEVEN SIMPSON                           Dated
------------------
Steven Simpson,
President, Director


/S/ JAY NEWBY                                Dated
-------------
Jay Newby,
Vice-President,
Secretary, Director


/S/ DANNY BOEY                               Dated
--------------
Danny Boey
Director

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